U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

On 30 September 2010, plaintiff Scott Schrader initiated litigation in the Commonwealth of Kentucky, Franklin Circuit Court, Case No 10-CI-01548 against Nuclear Solutions, Fuel Frontiers and other individuals.  In the lawsuit, plaintiff alleges a dispute over an investment in Nuclear Solutions and presents claims for

1.	Breach of Contract
2.	Negligent/Intentional Misrepresentations
3.	Fraud and Fraudulent Inducement
4.	Unjust Enrichment
5.	Breach of Constructive or Resulting Trust

Plaintiff is seeking actual and punitive damages.

There have been multiple Court appearances and both sides have filed Motions to Dismiss.  The parties participated in a mediation session with a former Court of Appeals of Judge presiding as Mediator.  During that mediation session, plaintiffs were invited make a record in support of their allegations, but failed to do so.  The last time any motions were addressed to the Court was 26 July 2011; as of 15 August 2012, the Judge has not issued a ruling on any motions and plaintiff has taken no steps to move the case forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: August 21, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO